Exhibit 10.4

AMENDMENT NO. 1 TO

CAPITAL SENIOR LIVING CORPORATION

2019 OMNIBUS STOCK AND INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE CAPITAL SENIOR LIVING CORPORATION 2019 OMNIBUS STOCK AND INCENTIVE PLAN (this “Amendment”), is made effective as of November 3, 2021 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, Capital Living Corporation (the “Company”) maintains the Company 2019 Omnibus Stock and Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan from time to time; and

WHEREAS, the Board approved this Amendment pursuant to a resolution of the Board on the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1. The first sentence of Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Article 10, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 797,600 Shares (the “Share Pool”) plus (a) any reserved Shares not issued or subject to outstanding awards under the 2007 Omnibus Stock and Incentive Plan For the Company, as amended (the “Prior Plan”) on the Effective Date, and (b) any Shares that are subject to an award granted under the Prior Plan that is outstanding on the Effective Date, but that ceases to be subject to the award due to the award’s forfeiture, cancelation, or expiration, or because the award is paid or settled in cash.”

2. The second sentence of Section 4.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding anything contrary in the immediately preceding sentence: (a) the minimum vesting period set forth in this Section 4.3 shall not apply to the 257,000 of the Shares added to the Share Pool by Amendment No.1 to the Plan, Substitute Awards, Awards that may be settled only in cash, or an Award that vests immediately prior to a Change in Control pursuant to Section 10.1(a) because such Award is not converted, assumed, or replaced by a successor or survivor corporation or a parent or subsidiary thereof, and (b) the Committee may, at any time following the date of grant of an Award, accelerate the vesting or exercisability of the Award and/or waive any restrictions, conditions or limitations applicable to the Award.”

3. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature page follows]

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Kimberly S. Lody
Name: Kimberly S. Lody
Title: President and Chief Executive Officer